John W. Hlywak, Jr. (Investors)              Jay Higham (Media/Physicians)
Senior Vice President & CFO                  Senior Vice President of Marketing

IntegraMed America, Inc.                     IntegraMed America, Inc.
(914) 251-4143                               (914) 251-4127
email:  jhlywak@integramed.com               email:  jhigham@integramed.com
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Web Address:  http://www.integramed.com
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Lippert/Heilshorn & Associates
Kim Golodetz (kgolodetz@lhai.com)
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(212) 838-3777
Bruce Voss (bvoss@lhai.com)
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(310) 691-7100

www.lhai.com
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    INTEGRAMED AMERICA REACHES AGREEMENT WITH LEADING KANSAS FERTILITY CENTER


Purchase, NY, November 26, 2002 - IntegraMed America, Inc. (Nasdaq: INMD) today announced that it has signed an exclusive agreement with Wichita, Kansas based Center for Reproductive Medicine ("Center") to offer IntegraMed FertilityDirect(TM) products and services to the Center's patient population. Under terms of the agreement, the Center joins IntegraMed's growing national network and has access to the Company's growing inventory of patient and business services. The Center is a leading provider of advanced fertility services in the greater Wichita area.

Led by David Grainger, MD and Bruce Tjaden, DO, the Center has offices in Wichita, Kansas and provides a full spectrum of reproductive medicine services including traditional surgical infertility and a complete range of assisted reproductive technologies such as IVF, GIFT and ICSI among others. The IVF lab, directed by David Ball, PhD, was recently re-accredited by the College of American Pathologists. Board certified urologist, Jay Gilbaugh, MD, works closely with the Center and provides surgical services for those patients requiring surgical intervention as part of their treatment for male infertility.

Under terms of the agreement, IntegraMed is committed to distribute its patient and business service offerings exclusively through the Center in the greater Wichita marketplace. Initially, the focus of distribution will be on the Company's patient-oriented offerings including the Shared Risk Refund program, IntegraMed Pharmaceutical Services, and certain Internet marketing services. In addition, the Center has the exclusive right to access a full portfolio of other products and services that the Company makes available to its growing network of Affiliated fertility centers.

                                    - more -

With the addition of the Center in Wichita, IntegraMed has contracted with 5 new Affiliated fertility centers in 2002, dropped 2 and converted one to a full Business Services contract for a net increase of three fertility centers to the Network. IntegraMed's provider network is now comprised of 45 locations serving 17 of the top 50 markets in the United States where 80% of U.S. infertility services are provided. As currently configured, this high quality provider network now effectively provides coverage for 41% of the total national infertility services performed in the United States.

"We are very pleased that the Center for Reproductive Medicine has agreed to affiliate with us," said Gerardo Canet, President and CEO of IntegraMed. "This addition is yet another example of the success of the business strategy to expand our services that we embarked on several years ago. By focusing our contracting efforts on the leading providers in each market, we accomplish two objectives. First, we can differentiate the Company's network from other providers by offering access to only the best physicians and scientists in reproductive medicine. Aside from the obvious clinical benefits to patients, this also enables us to maximize our opportunity for national and regional marketing and contracting programs with employers and third party payers. Second, leading physicians usually have the largest and most successful practices and this offers us the best opportunity to maximize revenues and earnings from our business services programs," added Mr. Canet.

"We are delighted to be affiliated with IntegraMed America," said David Grainger, MD, Medical Director of the Center for Reproductive Medicine. "IntegraMed has clearly established itself as a high quality organization with a growing reputation of providing outstanding products and services to patients and to medical professionals in the fertility field. The combination of their innovative programs with our high quality fertility services will benefit our patients."

IntegraMed America, based in Purchase, NY, is focused on the $2 billion infertility industry, and offers products and services to patients, providers, payers and manufacturers. Specifically, the Company provides Business Services to a network of Fertility Centers; distributes pharmaceutical products and financing programs directly to patients; operates www.integramed.com, an award-winning infertility Web site; and conducts clinical research through IntegraMed Research Institute.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements. Actual results may differ materially from the statements made as a result of various factors including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant Business Services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission.

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